PORTLAND GENERAL CORPORATION

               MANAGEMENT DEFERRED COMPENSATION PLAN

                         1994 RESTATEMENT















                     Effective October 1, 1994

                         TABLE OF CONTENTS
                            (Continued)

                                                             PAGE

                         TABLE OF CONTENTS


                                                             PAGE
 ARTICLE I     PURPOSE  1

                1.1    Restatement                             1
                1.2    Purpose                                 1
                1.3    Effective Date                          1
                1.4    Plan Sponsor                            2

 ARTICLE II    DEFINITIONS                                     2

                2.1    Account                                 2
                2.2    Base Salary                             2
                2.3    Beneficiary                             2
                2.4    Board                                   2
                2.5    Bonuses                                 2
                2.6    Change in Control                       2
                2.7    Committee                               3
                2.8    Company                                 3
                2.9    Compensation                            3
                2.10   Deferral Election                       4
                2.11   Determination Date                      4
                2.12   Direct Subsidiary                       4
                2.13   Eligible Employee                       4
                2.14   Financial Emergency                     5
                2.15   Incentive Compensation                  5
                2.16   Indirect Subsidiary                     5
                2.17   Interest                                6
                2.18   Paid Time Off                           6
                2.19   Paid Time Off Cancellation              6
                2.20   Participant                             6
                2.21   Participating Employer                  6
                2.22   Pension Plan                            7
                2.23   Plan                                    7
                2.24   Policies                                7
                2.25   Senior Administrative Officer           7



                                      (i)

                         TABLE OF CONTENTS
                            (Continued)

                                                             PAGE

 ARTICLE III   ELIGIBILITY AND DEFERRALS                       7

                3.1    Eligibility                             7
                3.2    Deferral Elections                      8
                3.3    Limits on Elective Deferrals            9
                3.4    Matching Contributions                  9
                3.5    Welfare Benefits                        9

 ARTICLE IV    DEFERRED COMPENSATION ACCOUNT                  10

                4.1    Crediting to Account                   10
                4.2    Determination of Accounts              10
                4.3    Vesting of Accounts                    10
                4.4    Statement of Accounts                  10

 ARTICLE V     PLAN BENEFITS                                  11

                5.1    Benefits                               11
                5.2    Withdrawals for Financial Emergency    11
                5.3    Form of Benefit Payment                12
                5.4    Accelerated Distribution               13
                5.5    Withholding; Payroll Taxes             14
                5.6    Commencement of Payments               14
                5.7    Full Payment of Benefits               14
                5.8    Payment to Guardian                    14

 ARTICLE VI    RESTORATION OF PENSION PLAN BENEFITS           15

                6.1    Pension Plan                           15
                6.2    Restoration of Pension Plan Benefits   15
                6.3    Restoration of Pension Plan Benefits
                       in Event of Change in Control          16

 ARTICLE VII   BENEFICIARY DESIGNATION                        16

                7.1    Beneficiary Designation                16
                7.2    Amendments                             17
                7.3    No Beneficiary Designation             17
                7.4    Effect of Payment                      17


                                     (ii)

                         TABLE OF CONTENTS
                            (Continued)

                                                             PAGE

 ARTICLE VIII  ADMINISTRATION                                 17

                8.1    Senior Administrative Officer; Duties  17
                8.2    Agents                                 18
                8.3    Binding Effect of Decisions            18
                8.4    Indemnity of Senior Administrative
                       Officer; Committee                     18
                8.5    Availability of Plan Documents         18
                8.6    Cost of Plan Administration            18

 ARTICLE IX    CLAIMS PROCEDURE                               19

                9.1    Claim                                  19
                9.2    Denial of Claim                        19
                9.3    Review of Claim                        19
                9.4    Final Decision                         19

 ARTICLE X     AMENDMENT AND TERMINATION OF PLAN              20

               10.1    Amendment                              20
               10.2    Termination                            20
               10.3    Payment at Termination                 20

 ARTICLE XI    MISCELLANEOUS                                  21

               11.1    Unfunded Plan                          21
               11.2    Liability                              22
               11.3    Trust Fund                             23
               11.4    Nonassignability                       23
               11.5    Not a Contract of Employment           24
               11.6    Protective Provisions                  24
               11.7    Governing Law                          24
               11.8    Terms                                  24
               11.9    Validity                               25
               11.10   Notice                                 25
               11.11   Successors                             25


                                     (iii)

                           INDEX OF TERM


 TERM                             PROVISION        PAGE

 Account                             2.1             2
 Act                                 2.6             2

 Base Salary                         2.2             2
 Beneficiary                         2.3             2
 Board                               2.4             2
 Bonuses                             2.5             2

 Change in Control                   2.6             2
 Committee                           2.7             3
 Company                             2.8             3
 Compensation                        2.9             3

 Deferral Election                   2.10            4
 Determination Date                  2.11            4
 Direct Subsidiary                   2.12            4

 Eligible Employee                   2.13            4
 ERISA                               3.5             9

 Financial Emergency                 2.14            5

 Incentive Compensation              2.15            5
 Indirect Subsidiary                 2.16            5
 Interest                            2.17            6

 Paid Time Off                       2.18            6
 Paid Time Off Cancellation          2.19            6
 Participant                         2.20            6
 Participating Employer              2.21            6
 Pension Plan                        2.22            7
 PGC Board                           2.6             3
 Plan                                2.23            7
 Policies                            2.24            7
 Senior Administrative Officer       2.25            7


                                     (iv)

                   PORTLAND GENERAL CORPORATION

               MANAGEMENT DEFERRED COMPENSATION PLAN

                         1994 RESTATEMENT




                             ARTICLE I

                              PURPOSE

     1.1    RESTATEMENT.  Portland General Corporation adopted a Management

  Deferred  Compensation  Plan effective January 1, 1987 to cover qualified management employees.  Portland  General  Corporation  also  restated  its

  Directors'  and Senior Officers' Deferred Compensation Plan on January 1,

 1987.  Pursuant  to  Article  8.1  of the Management Deferred Compensation

  Plan  and Article 9.1 of the Directors'  and  Senior  Officers'  Deferred

 Compensation Plan, 1987 Restatement, the Company is amending both plans in order to  merge  the  plans  for all employees of Participating Employers.

 The existing plans were merged,  renamed  and  amended  for all management employees of Participating Employers by the December 1, 1988  Restatement.

 The Plan was restated effective November 1, 1990.

     1.2    PURPOSE.   The purpose of this Management Deferred Compensation

 Plan is to provide elective  deferred compensation in excess of the limits on elective deferrals under qualified  cash  or deferred arrangements.  It is intended that the Plan will aid in attracting  and  retaining personnel of exceptional ability.

     1.3    EFFECTIVE DATE.  This 1994 Restatement shall be effective as of

 October 1, 1994.



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     1.4    PLAN SPONSOR.  The Plan is adopted for the benefit  of selected employees  of  Portland  General Corporation, an Oregon corporation,  and selected employees of any corporations  or  other entities affiliated with or subsidiary to it, if such corporations or  entities are selected by the

 Board.



                            ARTICLE II

                            DEFINITIONS

     2.1    ACCOUNT.   "Account"  means  the  account   maintained   by   a

  Participating  Employer in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

     2.2    BASE SALARY.   "Base  Salary"  means  the  Eligible  Employee's

  actual  base  pay  in  the  pay  period  and,  except as provided herein,

 excluding any bonuses and/or overtime pay.

     2.3    BENEFICIARY.  "Beneficiary" means the person, persons or entity entitled under Article VII to receive any Plan benefits  payable  after  a

 Participant's death.

     2.4    BOARD.   "Board"  means  the  Board  of  Directors  of Portland

 General Corporation.

     2.5    BONUSES.    "Bonuses"   means  Our  Teamworks  Awards,  Notable

  Achievement Awards, and any other form  of  cash  Incentive  Compensation explicitly  designated as deferrable pursuant to this Plan by the Deferral

 Election form approved by the Senior Administrative Officer.

     2.6    CHANGE  IN CONTROL.  "Change in Control" means an occurrence in which:

            (a)  any  "person"  or  "group" (within the meaning of Sections

     13(d) and 14(d)(2) of the Securities  Exchange Act of 1934, as amended

     (the Act)) becomes the "beneficial owner"  (as  defined  in  Rule 13-d under the Act) of more than thirty percent



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   (30%)   of  the  then  outstanding  voting  stock  of  Portland  General

  Corporation,  otherwise  than  through  a  transaction  arranged  by,  or consummated with the prior approval of, the Board of Directors of Portland

 General Corporation ("PGC Board"), or

            (b)  during   any   period   of   two  (2)  consecutive  years,

     individuals  who at the beginning of such period  constitute  the  PGC

     Board (and any new PGC Board member whose election by the PGC Board or whose nomination  for election by the stockholders of Portland General

     Corporation was approved by a vote of at least two-thirds (2/3) of the

     PGC Board members then  still  in  office  who  either  were PGC Board members  at  the  beginning  of  such  period  or  whose  election  or nomination  for  election  was  previously so approved) cease for  any reason to constitute a majority thereof.

     2.7    COMMITTEE.  "Committee" means  the Human Resources Committee of the Board.

     2.8    COMPANY.   "Company"  means Portland  General  Corporation,  an

 Oregon Corporation.

     2.9    COMPENSATION.  "Compensation" means the total of the following,

 before reduction for elective deferrals under this Plan or a Participating

 Employer's tax qualified Retirement  Savings  Plan  or  any other flexible benefit plan:

            (a)  Base Salary;

            (b)  Bonuses;

            (c)  Any  interest  on  the  above  payments  credited   by   a

     Participating  Employer  for the benefit of an Eligible Employee prior to the date of payment, without



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 respect to any deferral of Compensation  made  pursuant to this Plan, by a

 Participating Employer.

     Compensation, for purposes of this Plan, may  include  any new form of cash  remuneration  paid  by  a  Participating  Employer  to any Eligible

  Employee  which is explicitly designated as deferrable pursuant  to  this

 Plan by the  Deferral  Election form approved by the Senior Administrative

 Officer.  Compensation for purposes of this Plan, does not include expense reimbursements, imputed  income,  or  any  form of noncash compensation or benefits.

     2.10   DEFERRAL  ELECTION.   "Deferral Election"  means  the  election

 completed by Participant in a form  approved  by the Senior Administrative

  Officer  which  indicates  Participant's irrevocable  election  to  defer

 Compensation as designated in  the  Deferral Election, pursuant to Article

 III.

     2.11   DETERMINATION DATE.  "Determination Date" means the last day of each calendar month.

     2.12   DIRECT SUBSIDIARY.  "Direct  Subsidiary"  means any corporation of which a Participating Employer owns at least eighty  percent  (80%)  of the  total  combined voting power of all classes of its stock entitled to vote.

     2.13   ELIGIBLE  EMPLOYEE.  "Eligible Employee" means an employee of a

 Participating Employer who:

            (a)  Is exempt;

            (b)  Is not covered by a collective bargaining agreement; and

            (c)  If employed  for  the  entire  calendar year, receives or,

     based  on  current  levels  of  base  pay  is  expected   to  receive,

     Compensation from one (1) or more



 PAGE 4 - MANAGEMENT DEFERRED COMPENSATION PLAN

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 Participating Employers in the calendar year, in an amount equal  to or in excess of the threshold amount described in 2.13(e) below, or

            (d)  If employed for a part of the calendar year, receives  or,

     based  on  an  annualized  level  of  base  pay  would  have received,

     Compensation  from  one  (1)  or more Participating Employers  in  the calendar year, in an amount equal  to  or  in  excess of the threshold

     amount  described  in  2.13(e)  below.   Notwithstanding   the  above,

     eligibility is at the discretion of the Senior Administrative Officer.

            (e)  The  threshold  amount  in  calendar  year  1994  and  any subsequent  year  shall be sixty-six thousand dollars ($66,000).  Such amount  may be adjusted  by  the  Senior  Administrative  Office  each subsequent  calendar  year  at  the same time and in not less than the percentage ratio as the cost of living  adjustment in the dollar limit on defined benefits under Section 415(d) of the Internal Revenue Code.

     2.14   FINANCIAL EMERGENCY.  "Financial Emergency"  means  a financial need  resulting  from  a serious unforeseen personal or family emergency,

  such as an act of God, an  adverse  business  or  financial  transaction,

 divorce, serious illness or accident, or death in the family.

     2.15   INCENTIVE   COMPENSATION.    "Incentive   Compensation"   means

  payments  made  to  a  Participant  in  recognition  of  meritorious work performance  but  shall  not  include,  without  limitation, any  payment received  as  moving  expense,  mortgage  expense  or  mortgage  interest reimbursement.

     2.16   INDIRECT   SUBSIDIARY.    "Indirect   Subsidiary"   means   any

  corporation of which a Participating Employer directly and constructively owns  at  least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.  In determining the amount of



 PAGE 5 - MANAGEMENT DEFERRED COMPENSATION PLAN stock of a corporation that is constructively owned by a Participating

 Employer, stock owned, directly or constructively,  by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes  of  its  stock entitled to vote.

     2.17   INTEREST.  "Interest" means the interest yield computed at  the monthly equivalent of an annual yield that is three (3) percentage points higher than the annual yield on Moody's Average Corporate Bond Yield Index for the three (3) calendar months preceding the immediately prior month as published  by  Moody's Investors Service, Inc. (or any successor thereto),

 or, if such index  is  no  longer published, a substantially similar index selected by the Board.

     2.18   PAID  TIME OFF.  "Paid  Time  Off"  means  those  vacation  and holiday days for which the Employer pays employees for time not worked.

     2.19   PAID TIME OFF CANCELLATION.  "Paid Time Off Cancellation" means cash payments made  in  lieu  of  Paid  Time  Off  earned  by  an Eligible

 Employee.

     2.20   PARTICIPANT.  "Participant" means any Eligible Employee who has elected to make deferrals under this Plan.

     2.21   PARTICIPATING  EMPLOYER.   "Participating  Employer" means  the

 Company or any affiliated or subsidiary company designated by the Board as a Participating Employer under the Plan, as long as such  designation  has become  effective  and  continues  to be in effect.  The designation as a

 Participating Employer shall become effective  only upon the acceptance of such designation and the formal adoption of the  Plan  by  a Participating

  Employer.   A  Participating  Employer  may  revoke  its  acceptance   of

 designation as a Participating Employer at any time, but



 PAGE 6 - MANAGEMENT DEFERRED COMPENSATION PLAN until it makes such revocation, all of the provisions of this Plan and any amendments  thereto  shall  apply  to  the  Eligible  Employees  of  the

 Participating Employer and their Beneficiaries.

     2.22   PENSION   PLAN.    "Pension   Plan"   means  the  Participating

  Employer's Pension Plan, as may be amended from time  to  time,  and  any successor  defined  benefit  retirement income plan or plans maintained by the Participating Employer which  qualify  under  Section  401(a)  of  the

 Internal Revenue Code.

     2.23   PLAN.  "Plan" means the Portland General Corporation Management

 Deferred Compensation Plan, as may be amended from time to time.

     2.24   POLICIES.    "Policies"  means  any  life  insurance  policies,

 annuity contracts or the proceeds therefrom owned or which may be acquired by Participating Employer.

     2.25   SENIOR ADMINISTRATIVE OFFICER.  "Senior Administrative Officer"

 means the employee in the  management position designated by the Committee to administer the Plan.



                            ARTICLE III

                     ELIGIBILITY AND DEFERRALS

     3.1    ELIGIBILITY.

            (a)  GENERAL.  An  Eligible  Employee who has completed one (1)

     year  of  continuous employment with one  (1)  or  more  Participating

     Employers shall  be  eligible  to  participate  by  making  a Deferral

     Election under Paragraph 3.2 below.  The Senior Administrative Officer shall  notify  Eligible  Employees  about  the  Plan  and the benefits

     provided  under  it.   The  requirement of one (1) year of  continuous

     employment may be waived by the Senior Administrative Officer.



 PAGE 7 - MANAGEMENT DEFERRED COMPENSATION PLAN

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            (b)  CESSATION OF ELIGIBILITY.  An Eligible Employee who ceases to satisfy condition 2.13(a)  or 2.13(b) of the definition of Eligible

     Employee shall cease participating  as  to  new deferrals immediately.

     An Eligible Employee who ceases to satisfy condition  2.13(c)  of  the definition  of  Eligible  Employee  may continue to participate in the

     Plan if such individual has a current  Account  under  the Plan at the time the employee ceases to satisfy condition 2.13(c).

     3.2    DEFERRAL ELECTIONS.

            (a)  TIME  OF  ELECTIONS.   An Eligible Employee may  elect  to

     participate in the Plan with respect  to  any Compensation and/or Paid

     Time  Off Cancellation designated in a Deferral  Election  in  a  form approved  by the Senior Administrative Officer.  The Deferral Election

     must be filed  with  the  Senior  Administrative Officer no later than

     December 15, or such shorter period  as  is designated in the Deferral

     Election form.

            (b)  MID-YEAR  ELIGIBILITY.   If  an individual  first  becomes

     eligible to participate during a calendar  year  and  wishes  to defer

     Compensation and/or Paid Time Off Cancellation during the remainder of the  year, a Deferral Election may be filed no later than thirty  (30)

     days following  notification  of  eligibility  to  participate  to the

     individual  by  the  Senior  Administrative  Officer.   Such  Deferral

     Election  shall  be  effective only with regard to Compensation and/or

     Paid Time Off Cancellation  earned  after  it is filed with the Senior

     Administrative Officer.

            (c)  IRREVOCABILITY.   A Deferral Election  for  the  following

     calendar year shall become irrevocable  on the December 15 by which it is due under Paragraph 3.2(a) and a



 PAGE 8 - MANAGEMENT DEFERRED COMPENSATION PLAN

 Deferral Election for the current calendar year  shall  become irrevocable upon filing with the Senior Administrative Officer under Paragraph 3.2(b).

            (d)  TRANSFER  TO A PARTICIPATING EMPLOYER.  If  a  Participant

     transfers employment from  one  (1)  Participating Employer to another

     Participating  Employer,  the Participant's  Deferral  Election  shall remain in effect for the remainder  of  the calendar year with respect to Compensation earned by the individual after the transfer to the new

     Participating Employer.

     3.3    LIMITS ON ELECTIVE DEFERRALS.  A Participant may elect to defer up to eighty percent (80%) of Base Salary and  up  to  one hundred percent

 (100%) of Bonuses.  The level of deferral elected in either  case  must be in  one percent (1%) increments.  A Participant may elect to defer up  to one hundred  twenty  (120)  hours  per  year of Paid Time Off in one-tenth

 (1/10) hour increments, but may not defer  any  Paid  Time  Off  earned in prior  calendar years, or the first two hundred (200) hours of Paid  Time

 Off earned in the calendar year to which the Deferral Election relates.

     3.4    MATCHING   CONTRIBUTIONS.   The  Participating  Employer  shall

  provide  a matching contribution  for  each  Participant  who  is  making deferrals of Base Salary under this Plan.  The matching contribution shall be six percent  (6%)  of  the  Participant's  annual  elective Base Salary deferral  under this Plan.  For purposes of this provision,  Base  Salary shall not include  amounts  received  as  a  Nuclear Regulatory Commission licensing bonus.

     3.5    WELFARE BENEFITS.  Compensation deferred  under this Plan shall constitute compensation for purposes of any welfare plans,  (as defined by the  Employee  Retirement  Income  Security  Act  of  1974,  as  amended

 ("ERISA")), sponsored by the Participating Employer.



 PAGE 9 - MANAGEMENT DEFERRED COMPENSATION PLAN

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                            ARTICLE IV

                   DEFERRED COMPENSATION ACCOUNT

     4.1    CREDITING TO ACCOUNT.  The amount of the elective deferrals and matching contributions for a Participant under this Plan shall be credited to  an  Account  for  the  Participant  on  the books of the Participating

 Employer at the time the Compensation would have  been  paid in cash.  Any taxes  or  other  amounts  due from the Participant with respect  to  the deferred Compensation under federal,  state  or  local  law,  such  as  a

  Participant's   share   of  FICA,  shall  be  withheld  from  nondeferred

 Compensation payable to the  Participant  at the time the deferred amounts are credited to the Account.

     4.2    DETERMINATION OF ACCOUNTS.  The last day of each calendar month shall be a Determination Date.  Each Participant's  Account  as  of  each

 Determination  Date  shall consist of the balance of the Account as of the immediately preceding  Determination Date, plus the Participant's elective deferrals, matching contributions,  and Interest credited under this Plan,

  minus the amount of any distributions  made  from  this  Plan  since  the

 immediately  preceding  Determination  Date.   Interest  credited shall be

  calculated  as  of  each Determination Date based upon the average  daily balance of the Account since the preceding Determination Date.

     4.3    VESTING OF  ACCOUNTS.   Account  balances in this Plan shall be

 fully vested at all times.

     4.4    STATEMENT OF ACCOUNTS.  The Senior Administrative Officer shall submit to each Participant, after the close of  each  calendar quarter and at such other times as determined by the Senior Administrative  Officer  a statement  setting  forth  the  balance of the Account maintained for the

 Participant.



 PAGE 10 - MANAGEMENT DEFERRED COMPENSATION PLAN

                             ARTICLE V

                           PLAN BENEFITS

     5.1    BENEFITS.

            (a)  ENTITLEMENT TO BENEFITS  AT  TERMINATION.   Benefits under

     this  Plan  shall  be  payable  to  a  Participant  on termination  of

     employment   with   the   Participating  Employer,  Portland   General

     Corporation,  and  any and all  Direct  or  Indirect  Subsidiaries  of

     Portland General Corporation.   The amount of the benefit shall be the

     balance of the Participant's Account including Interest to the date of payment, in the form elected under Paragraph 5.3 below.

            (b)  ENTITLEMENT TO BENEFITS  AT  DEATH.   Upon  the death of a

     Participant  for  whom  an  Account is held under this Plan,  a  death benefit shall be payable to the  Participant's Beneficiary in the same form  as  the  Participant  elected for  payments  at  termination  of

     employment, under Paragraph 5.3  below.   The  amount  of  the benefit

     shall  be the balance of the Participant's Account including  Interest to the date of payment.

     5.2    WITHDRAWALS   FOR   FINANCIAL  EMERGENCY.   A  Participant  may

  withdraw  part  or  all  of the Participant's  Account  for  a  Financial

 Emergency as follows:

            (a)  DETERMINATION.  The existence of a Financial Emergency and the  amount  to  be  withdrawn  shall  be  determined  by  the  Senior

     Administrative Officer.

            (b)  SUSPENSION.   A  Participant  who  makes  a withdrawal for

     Financial Emergency from any company-sponsored deferral  plan, whether qualified  or  nonqualified, shall be suspended from participation  in this Plan for twelve  (12)  months  from  the date of such withdrawal.

     Compensation and/or Paid Time Off Cancellation payable during such



 PAGE 11 - MANAGEMENT DEFERRED COMPENSATION PLAN suspension that would have been deferred under this Plan shall instead be paid to the Participant.  No matching contribution shall be credited to a

     Participant's Account under this Plan during any period of suspension.

     5.3    FORM OF BENEFIT PAYMENT.

            (a)  The Plan benefits attributable to the  elective  deferrals for  any  calendar year shall be paid in one (1) of the forms set  out

     below,  as  elected   by  the  Participant  in  the  form  of  payment

     designation filed with the Deferral Election for that year.  The forms of benefit payment are:

                 (i)  A lump sum payment;

                 (ii)  Monthly  installment payments in substantially equal payments of principal  and  Interest over a period of up to one

            hundred eighty (180) months.   The  amount  of  the installment

            payment  shall  be redetermined on the first day of  the  month coincidental with or next following the anniversary of the date of termination each  year,  based upon the then current rate of

            Interest,  the remaining Account  balance,  and  the  remaining number of payment periods; or

                 (iii)   In  the  event the account balance is ten thousand

            dollars ($10,000) or less,  that  benefit will be paid out in a lump sum notwithstanding the form of benefit payment elected by the Participant.

            (b)  A  Participant  may  elect to file  a  change  of  payment

     designation  which  shall  supersede   all   prior   form  of  payment

     designations  with respect to the Participant's entire  Account.   If,

     upon termination,  the  Participant's  most  recent  change of payment designation has not been in effect for twelve (12) full  months  prior to such termination,



 PAGE 12 - MANAGEMENT DEFERRED COMPENSATION PLAN then the prior election shall be used to determine the form of payment.

 The Senior Administrative Officer may, in his sole discretion, direct that plan benefits  be  paid  pursuant  to  the  change of payment designation,

 notwithstanding the twelve (12) month requirement.

     5.4    ACCELERATED DISTRIBUTION.  Notwithstanding  any other provision of  the  Plan, a Participant shall be entitled to receive,  upon  written request to  the  Senior Administrative Officer, a lump sum distribution of all or a portion of the vested Account balance, subject to the following:

            (a)  PENALTY.

                 (i)  If  the  distribution is requested within twenty-four

            (24) months following  a Change in Control, six percent (6%) of the account shall be forfeited and ninety-four percent (94%) of the account paid to the Participant.

                 (ii)  If the distribution  is  requested at any time other than that in (i) above, ten percent (10%)  of the account shall be forfeited and ninety percent (90%) of the  account  paid  to the Participant.

            (b)  SUSPENSION.   A  Participant  who  receives a distribution

     under this section shall be suspended from participation  in this Plan for  twelve  (12)  calendar months from the date of such distribution.

     All eligibility requirements  must  be  met  to reenter the Plan.  The account  balance  shall  be as of the Determination  Date  immediately preceding the date on which the Senior Administrative Officer receives the written request.  The  amount  payable under this section shall be paid in a lump sum within sixty-five  (65)  days following the receipt of  the  Participant's  written  request by the Senior  Administrative

     Officer.


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


     5.5    WITHHOLDING; PAYROLL TAXES.   Each Participating Employer shall

 withhold from payments made hereunder any  taxes  required  to be withheld from a Participant's wages for the

 federal or any state or local government.  Withholding shall also apply to payments to a Beneficiary unless an election against withholding  is  made under Section 3405(a)(2) of the Internal Revenue Code.

     5.6    COMMENCEMENT  OF  PAYMENTS.   Payment  shall  commence  at  the

 discretion of the Senior Administrative Officer, but not later than sixty-

  five (65) days after the end of the month in which a Participant retires,

 dies or otherwise terminates employment.  All payments shall be made as of the first day of the month.

     5.7    FULL  PAYMENT OF BENEFITS.  Notwithstanding any other provision of this Plan, all  benefits shall be paid no later than one hundred eighty

 (180) months following the date payment to a  Participant commences.

     5.8    PAYMENT TO  GUARDIAN.   If a Plan benefit is payable to a minor

 or a person declared incompetent or  to a person incapable of handling the disposition  of property, the Senior Administrative  Officer  may  direct payment of such  Plan  benefit  to  the  guardian, legal representative or person having the care and custody of such  minor  or  incompetent person.

  The  Senior  Administrative  Officer  may  require proof of incompetency,

 minority, incapacity or guardianship as he may  deem  appropriate prior to distribution  of  the  Plan benefit.  Such distribution shall  completely discharge the Senior Administrative  Officer,  the Participating Employer,

 and the Company from all liability with respect to such benefit.



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                            ARTICLE VI

               RESTORATION OF PENSION PLAN BENEFITS

     6.1    PENSION  PLAN.   If a Participating Employer  maintains  a  tax

 qualified Pension Plan for the  benefit  of  eligible  employees,  and the

 Pension Plan provides benefits determined under a formula that is based in part  on  the  employee's nondeferred compensation, a Participant in this

 Plan may receive  a  smaller benefit under the Pension Plan as a result of electing deferrals under this Plan.

     6.2    RESTORATION  OF  PENSION  PLAN  BENEFITS.   In  addition to the

  benefits payable under Paragraph 5.1 above, Participating Employer  shall pay  to  any  Participant whose Pension Plan benefit is not restored under any other employee  or  executive benefit plan maintained by Participating

 Employer, a benefit payment  equal  to  the  excess  of  (b)  over  (a) as follows:

            (a)  The  actuarial  equivalent  lump  sum present value of the retirement  income (or death benefit) payable (either  immediately  or deferred) under the Pension Plan; and

            (b)  the  actuarial  equivalent  lump  sum present value of the retirement  income  (or death benefit) that would  have  been  payable under the Pension Plan  if  Participant had made no Deferral Elections

     in any calendar year under this  Plan.   The actuarial equivalent lump

     sum present values shall be calculated in  the  same  manner and using the same factors as are used to calculate lump sum distributions under

     the  Pension  Plan.   If  Participant terminates employment  prior  to

     attaining the age of fifty-five  (55),  payment  of the restoration of

     Pension Plan benefits shall be made as if Participant  had made a lump sum election pursuant to Paragraph 5.3(a)(i) above with respect to the payment of the restoration of



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     Pension Plan benefits.  If Participant terminates employment  upon  or after attaining the age of fifty-five (55), payment of the restoration of  Pension  Plan benefits shall be made as if Participant had made an election to receive  monthly  installment  payments  in  substantially equal payments of principal and Interest over a period of  eighty-four

     (84) months pursuant to Paragraph 5.3(a)(ii) above with respect to the payment of the restoration of Pension Plan benefits.  In the event the actuarial  equivalent  lump sum present value is ten thousand  dollars

     ($10,000) or less, that benefit will be paid out in a lump sum.

     6.3    RESTORATION OF PENSION  PLAN  BENEFITS  IN  EVENT  OF CHANGE IN

  CONTROL.   In  the  event  of  a  Change  in  Control,  and  a subsequent termination of the Pension Plan within three (3) years following  a Change in  Control, all Plan Participants shall receive a restoration of Pension

 Plan benefits under Paragraph 6.2.



                            ARTICLE VII

                      BENEFICIARY DESIGNATION

     7.1    BENEFICIARY  DESIGNATION.   Each  Participant  shall  have  the

  right,  at  any time, to designate one (1) or more persons or entities as the Participant's  Beneficiary,  primary  as  well  as  secondary, to whom benefits under this Plan shall be paid in the event of the  Participant's death  prior  to  complete distribution to the Participant of the benefits

 due under the Plan.   Each  Beneficiary  designation shall be in a written

 form prescribed by the Senior Administrative Officer and will be effective only  when  filed  with  the  Senior Administrative  Officer  during  the

 Participant's lifetime.



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     7.2    AMENDMENTS.  Any Beneficiary  designation  may  be changed by a

 Participant without the consent of any Beneficiary by the filing  of a new

  Beneficiary  designation  with  the Senior Administrative Officer.  If  a

  Participant's  Compensation  is  community   property,   any  Beneficiary

 designation shall be valid or effective only as permitted under applicable law.

     7.3    NO  BENEFICIARY  DESIGNATION.   In the absence of an  effective

 Beneficiary designation, or if all Beneficiaries predecease a Participant,

 the Participant's estate shall be the Beneficiary.   If a Beneficiary dies

  after a Participant and before payment of benefits under  this  Plan  has

  been   completed,   the  remaining  benefits  shall  be  payable  to  the

 Beneficiary's estate.

     7.4    EFFECT OF PAYMENT.  Payment to the Beneficiary shall completely discharge the Participating Employer's obligations under this Plan.



                           ARTICLE VIII

                          ADMINISTRATION

     8.1    SENIOR ADMINISTRATIVE  OFFICER;  DUTIES.   This  Plan  shall be

   administered  by  a  Senior  Administrative  Officer  appointed  by  the

 Committee.   The  Senior Administrative Officer may be a Participant under this Plan.  The Senior  Administrative Officer shall have the authority to make, amend, interpret and  enforce  all appropriate rules and regulations for the administration of this Plan and  decide  or  resolve  any  and all questions  including  interpretations  of  this  Plan  as  may  arise  in connection with the Plan.  The Senior Administrative Officer shall report to  the  Committee on an annual basis regarding Plan activity, and at such other times as may be requested by the Committee.



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     8.2    AGENTS.   In  the  administration  of  this  Plan,  the  Senior

  Administrative Officer may, from time to time, employ agents and delegate to  such  agents,  including employees of any Participating Employer, such administrative duties  as  he  sees fit, and may from time to time consult with counsel, who may be counsel to any Participating Employer.

     8.3    BINDING EFFECT OF DECISIONS.   The  decision  or  action of the

 Senior Administrative Officer in respect of any question arising out of or in connection with the administration, interpretation and application  of the  Plan  and  the  rules  and regulations promulgated hereunder shall be final and conclusive and binding  upon  all persons having any interest in the Plan.

     8.4    INDEMNITY OF SENIOR ADMINISTRATIVE  OFFICER;  COMMITTEE.   Each

  Participating  Employer  shall  indemnify  and  hold  harmless the Senior

 Administrative Officer, the Committee, and its individual  members against any and all claims, loss, damage, expense or liability arising  from  any action  or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

     8.5    AVAILABILITY OF PLAN DOCUMENTS.  Each Participant shall receive a copy of  this  Plan,  and  the  Senior Administrative Officer shall make available for inspection by any Participant  a  copy  of  the  rules  and regulations used in administering the Plan.

     8.6    COST  OF  PLAN  ADMINISTRATION.   The  Company  shall  bear all

  expenses  of administration of this Plan.  However, a ratable portion  of the expense shall be charged back to each Participating Employer.



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                            ARTICLE IX

                         CLAIMS PROCEDURE

     9.1    CLAIM.    Any   person   claiming   a  benefit,  requesting  an

  interpretation or ruling under the Plan or requesting  information  under the Plan shall present the request in writing to the Senior Administrative

 Officer  or  his  delegatee  who  shall  respond  in  writing  as  soon as practicable.

     9.2    DENIAL  OF  CLAIM.   If  the  claim  or  request is denied, the

 written notice of denial shall state:

            (a)  The  reasons for denial, with specific  reference  to  the

     Plan provisions on which the denial is based.

            (b)  A description  of  any  additional material or information required and an explanation of why it is necessary.

            (c)  An explanation of the Plan's claim review procedure.

     9.3    REVIEW OF CLAIM.  Any person whose  claim  or request is denied or  who has not received a response within thirty (30) days  may  request review  by  notice  given in writing to the Senior Administrative Officer.

 The claim or request  shall  be  reviewed  by  the  Senior  Administrative

  Officer,  who  may,  but  shall not be required to, grant the claimant  a

  hearing.   On  review,  the claimant  may  have  representation,  examine pertinent documents and submit issues and comments in writing.

     9.4    FINAL DECISION.   The  decision  by  the  Senior Administrative

 Officer on review shall normally be made within sixty  (60)  days.   If an

   extension   of   time  is  required  for  a  hearing  or  other  special

 circumstances, the claimant  shall be notified and the time limit shall be one hundred



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


 twenty (120) days.  The decision  shall  be in writing and shall state the

 reasons and the relevant Plan provisions.   All  decisions on review shall

 be final and bind all parties concerned.



                             ARTICLE X

                 AMENDMENT AND TERMINATION OF PLAN

     10.1   AMENDMENT.   The Senior Administrative Officer  may  amend  the

 Plan from time to time as may be necessary for administrative purposes and legal compliance of the Plan,  provided,  however,  that no such amendment shall affect the benefit rights of Participants or Beneficiaries  in  the

 Plan.   The  Committee  may amend the Plan at any time, provided, however,

 that no amendment shall be  effective  to decrease or restrict the accrued rights of Participants and Beneficiaries  to the amounts in their Accounts at the time of the amendment.

     10.2   TERMINATION.  The Board of each  Participating  Employer may at any time, in its sole discretion, terminate or suspend the Plan  in  whole or in part for that Participating Employer.  However, no such termination or  suspension  shall  adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the  benefits  of any Beneficiary of a Participant who

  has  previously  died,  or  already  accrued   Plan  liabilities  between

 Participating Employers.

     10.3   PAYMENT AT TERMINATION.  Notwithstanding  Paragraph  5.3 above,

 if the Plan is terminated, payment of each Account to  a  Participant or a

 Beneficiary for whom it is held shall commence within sixty  (60)  days of

 Plan termination in the earlier of one (1) of the following forms:



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            (a)  The   form   and   time   of  payment  designated  by  the

     Participant; or

            (b)  Paid in the following form:

   APPROPRIATE ACCOUNT BALANCE           PAYOUT PERIOD

 Less than $25,000:   Lump sum

 $25,000 but less than $100,000: Monthly installments over 2 years

 $100,000 but less than $500,000: Monthly installments over 3 years

 $500,000 or more:    Monthly installments over 5 years

 Interest earned on the unpaid balance in Participant's  Account  shall  be the  applicable  Interest  rate  on  the  Determination  Date immediately preceding the effective date of such termination of the Plan.



                            ARTICLE XI

                           MISCELLANEOUS

     11.1   UNFUNDED  PLAN.   This Plan is intended to be an unfunded  plan

  maintained primarily to provide  deferred  compensation  benefits  for  a select  group  of  "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  Accordingly,

 the Board may terminate  the  Plan  and  commence termination payout under

 10.3 above for all or certain Participants, or remove certain employees as

 Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of  Section 3(2) of ERISA which is

  not  so  exempt.   This  Plan  is not intended to  create  an  investment

 contract, but to provide retirement



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


 benefits to eligible individuals  who  have  elected to participate in the

  Plan.   Eligible individuals are select members  of  management  who,  by virtue of  their  position  with  Participating  Employer,  are  uniquely informed as to Participating Employer's operations and have the ability to materially affect Participating Employer's profitability and operations.

     11.2   LIABILITY.

            (a)  LIABILITY  FOR  BENEFITS.  Except as otherwise provided in this paragraph, liability for  the  payment of a Participant's benefit pursuant  to  this Plan shall be borne  solely  by  the  Participating

     Employer that employs  the  Participant and reports the Participant as being  on its payroll during the  accrual  or  increase  of  the  Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the

     Plan benefits  of a Participating Employer's own employees.  Provided,

     however, that each  Participating  Employer,  by accepting the Board's designation as a Participating Employer under the  Plan  and  formally adopting  the  Plan,  agrees  to  assume  secondary  liability for the payment  of  any  benefit accrued or increased while a Participant  is employed and on the  payroll  of  a  Participating  Employer that is a

     Direct Subsidiary or Indirect Subsidiary of the Participating Employer

     at  the  time  such  benefit is accrued or increased.  Such  liability shall  survive  any  revocation  of  designation  as  a  Participating

     Employer with respect  to  any liabilities accrued at the time of such

     revocation.   Nothing  in  this  paragraph  shall  be  interpreted  as

     prohibiting  any Participating  Employer  or  any  other  person  from

     expressly  agreeing   to  the  assumption  of  liability  for  a  Plan

     Participant's payment of any benefits under the Plan.



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            (b)  UNSECURED  GENERAL   CREDITOR.    Participants  and  their

     Beneficiaries, heirs, successors, and assigns shall  have  no  secured legal  or  equitable  rights,  interest  or  claims in any property or assets of a Participating Employer, nor shall  they  be  beneficiaries of,  or  have any rights, claims or interests in any Policies  or  the proceeds therefrom  owned  or which may be acquired by a Participating

     Employer.  Except as provided  in Section 11.3, such Policies or other assets of a Participating Employer  shall  not be held under any trust

     for   the   benefit  of  Participants,  their  Beneficiaries,   heirs,

     successors or  assigns,  or held in any way as collateral security for the fulfilling of the obligations  of  a  Participating Employer under

     this  Plan.   Any  and all of a Participating  Employer's  assets  and

     Policies shall be, and  remain,  the  general, unpledged, unrestricted

     assets  of  the Participating Employer.   A  Participating  Employer's

     obligation under  the  Plan shall be that of an unfunded and unsecured promise to pay money in the future.

     11.3   TRUST FUND.  At its  discretion,  each  Participating Employer,

  jointly  or severally, may establish one (1) or more  trusts,  with  such trustee as  the  Board  may  approve, for the purpose of providing for the payment of such benefits.  Such  trust  or  trusts may be irrevocable, but the assets thereof shall be subject to the claims  of  the  Participating

 Employer's  creditors.  To the extent any benefits provided under the Plan are actually  paid  from  any such trust, the Participating Employer shall have no further obligation  with respect thereto, but to the extent not so paid, such benefits shall remain  the  obligation of, and shall be paid by the Participating Employer.

     11.4   NONASSIGNABILITY.  Neither a  Participant  nor any other person shall  have  any  right  to  sell, assign, transfer, pledge,  anticipate,

 mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof,



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  which  are,  and  all  rights to which  are,  expressly  declared  to  be

 nonassignable and nontransferable.   No part of the amounts payable shall,

 prior to actual payment, be subject to  seizure  or  sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a

 Participant or any other person, nor be transferable by  operation  of law in  the  event  of  a  Participant's  or any other person's bankruptcy or insolvency.

     11.5   NOT A CONTRACT OF EMPLOYMENT.  The terms and conditions of this

 Plan shall not be deemed to constitute a  contract of employment between a

 Participating Employer and a Participant, and  neither a Participant nor a

 Participant's Beneficiary shall have any rights  against  a  Participating

  Employer  except  as  may  otherwise  be  specifically  provided  herein.

  Moreover, nothing in this Plan shall be deemed to give a Participant  the right  to  be  retained  in  the service of a Participating Employer or to interfere with the right of a  Participating  Employer  to  discipline  or discharge a Participant at any time.

     11.6   PROTECTIVE  PROVISIONS.   A  Participant  will cooperate with a

 Participating Employer by furnishing any and all information  requested by a Participating Employer, in order to facilitate the payment of  benefits hereunder,  and  by  taking  such  physical examination as a Participating

  Employer  may deem necessary and taking  such  other  action  as  may  be requested by a Participating Employer.

     11.7   GOVERNING  LAW.  The provisions of this Plan shall be construed and interpreted according  to  the  laws of the State of Oregon, except as preempted by federal law.

     11.8   TERMS.   In  this Plan document,  unless  the  context  clearly

 indicates the contrary, the masculine gender will be deemed to include the female gender, and the singular shall include the plural.



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     11.9   VALIDITY.  In  case  any  provisions of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but  this  Plan  shall be construed and enforced as if such illegal and invalid provision had  never been inserted herein.

     11.10  NOTICE.  Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or  certified mail to the  Senior  Administrative  Officer  or  to  Secretary  of Participating

 Employer.  Notice to the Senior Administrative Officer, if  mailed,  shall be addressed to the principal executive offices of Participating Employer.

  Notice mailed to the Participant shall be at such address as is given  in the  records of the Participating Employer.  Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     11.11  SUCCESSORS.   The  provisions of this Plan shall bind and inure

  to the benefit of each Participating  Employer  and  its  successors  and

 assigns.   The  term successors as used herein shall include any corporate or other business  entity  which  shall, whether by merger, consolidation,

 purchase or otherwise, acquire all  or  substantially  all of the business and  assets  of  a  Participating  Employer, and successors of  any  such corporation or other business entity.



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     IN WITNESS WHEREOF, and pursuant  to resolution of the Human Resources
 Committee of the Board of Directors of Portland General Corporation, the Company has caused this instrument to be executed by its duly authorized Senior Administrative Officer effective as of the 1st day of October 1994.


                      PORTLAND GENERAL CORPORATION



                 By:         /S/ DONALD F. KIELBLOCK
                      Donald F. Kielblock
                 Its:  Vice President of Human Resources and
                      Senior Administrative Officer



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